Exhibit 99

Snap-on Announces First Quarter 2012 Results

Diluted EPS of $1.21 increases 26.0% from $0.96 last year;
Sales of $735.2 million up 6.0% year over year;
Operating earnings of $121.4 million increases 21.6% from 2011 levels

KENOSHA, Wis.--(BUSINESS WIRE)--April 19, 2012--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the first quarter of 2012.

  Sales of $735.2 million increased $41.5 million, or 6.0%, from 2011 levels; excluding $6.7 million of unfavorable foreign currency translation, organic sales increased 7.0%.
  Operating earnings before financial services of $97.5 million improved to 13.3% of sales as compared to 12.6% last year.
  Financial services operating earnings of $23.9 million increased $11.4 million from 2011 levels primarily due to continued growth in the company’s on-book finance portfolio.
  Consolidated operating earnings of $121.4 million improved to 15.7% of revenues (net sales plus financial services revenue) as compared to 13.9% last year.
  Net earnings of $71.0 million, or $1.21 per diluted share, increased $14.8 million, or $0.25 per diluted share, from $56.2 million, or $0.96 per diluted share, a year ago.

“We are pleased to begin 2012 with this encouraging first quarter performance, which we believe offers evidence that Snap-on’s value proposition continues to resonate with our expanding customer base of serious professionals performing critical tasks,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “At the same time, we believe these results underscore our commitment to the Snap-on Value Creation Processes that define our path for improvement. We also believe this performance provides clear testimony to our further advancements along our defined runways for coherent growth: enhancing the franchise network, expanding in the vehicle repair garage, extending into critical industries, and building in emerging markets. The encouraging trend that is reinforced by this quarter’s results once again reflects substantial energy and effort from the entire Snap-on team. In that regard, I thank our franchisees and associates worldwide for their significant contributions and for their ongoing dedication.”

Segment Results

Commercial & Industrial Group segment sales of $286.5 million in the first quarter increased $14.1 million, or 5.2%, from 2011 levels; excluding $3.1 million of unfavorable foreign currency translation, organic sales increased 6.4%.

Operating earnings of $29.2 million in the period, including $3.3 million of higher year-over-year restructuring costs, compared with operating earnings of $31.6 million last year. As a percentage of sales, operating earnings of 10.2% in the quarter compared with 11.6% a year ago.

Snap-on Tools Group segment sales of $316.6 million in the first quarter rose $34.6 million, or 12.3%, from 2011 levels; excluding $0.4 million of unfavorable foreign currency translation, organic sales increased 12.4%. Operating earnings of $46.1 million in the period were up $9.0 million from 2011 levels. As a percentage of sales, operating earnings of 14.6% in the quarter compared with 13.2% a year ago. Restructuring costs in the quarter were $2.6 million lower than prior-year levels.

Repair Systems & Information Group segment sales of $226.1 million in the first quarter decreased $0.9 million, or 0.4%, from 2011 levels; excluding $3.1 million of unfavorable foreign currency translation, organic sales rose 1.0%.

Operating earnings of $48.6 million in the period increased $5.8 million from 2011 levels. As a percentage of sales, operating earnings of 21.5% in the quarter compared with 18.9% a year ago.

Financial Services operating earnings were $23.9 million on $38.0 million of revenue in the first quarter of 2012, as compared to operating earnings of $12.5 million on $25.8 million of revenue a year ago, reflecting continued growth of the on-book finance portfolio.

Corporate expenses of $26.4 million in the first quarter of 2012 increased $2.2 million from 2011 levels.

Outlook

In 2012, Snap-on expects to continue with its planned strategic investments to enhance its mobile tool distribution network, expand in the vehicle repair garage, extend to critical industries and build in emerging markets. In pursuit of these initiatives, Snap-on anticipates that capital expenditures in 2012 will be in a range of $60 million to $70 million, of which $21.8 million was spent in the first quarter. Restructuring expenses in the second quarter of 2012 are expected to approximate $8 million, including the settlement of a pension plan related to the 2011 closure of the company’s Newmarket, Canada, facility. Snap-on also anticipates that its full year 2012 effective income tax rate will approximate 33.5%.

Conference Call and Webcast April 19, 2012, at 10:30 a.m. Central Time

A discussion of this release will be webcast on Thursday, April 19, 2012, at 10:30 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation, aerospace, agriculture, construction, government and military, mining, natural resources and power generation. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $2.9 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,	April 2,
	2012	2011

Net sales	$735.2	$693.7
Cost of goods sold	(387.5)	(363.1)
Gross profit	347.7	330.6
Operating expenses	(250.2)	(243.3)
Operating earnings before financial services	97.5	87.3

Financial services revenue	38.0	25.8
Financial services expenses	(14.1)	(13.3)
Operating earnings from financial services	23.9	12.5

Operating earnings	121.4	99.8
Interest expense	(13.9)	(16.3)
Other income (expense) – net	(0.4)	0.8
Earnings before income taxes and equity earnings	107.1	84.3
Income tax expense	(35.2)	(27.2)
Earnings before equity earnings	71.9	57.1
Equity earnings, net of tax	1.1	0.9
Net earnings	73.0	58.0
Net earnings attributable to noncontrolling interests	(2.0)	(1.8)
Net earnings attributable to Snap-on Inc.	$71.0	$56.2

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.22	$0.97
Diluted	1.21	0.96

Weighted-average shares outstanding:
Basic	58.2	58.2
Effect of dilutive options	0.6	0.5
Diluted	58.8	58.7

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended
	March 31,	April 2,
	2012	2011

Net sales:
Commercial & Industrial Group	$286.5	$272.4
Snap-on Tools Group	316.6	282.0
Repair Systems & Information Group	226.1	227.0
Segment net sales	829.2	781.4
Intersegment eliminations	(94.0)	(87.7)
Total net sales	$735.2	$693.7
Financial Services revenue	38.0	25.8
Total revenues	$773.2	$719.5

Operating earnings:
Commercial & Industrial Group	$29.2	$31.6
Snap-on Tools Group	46.1	37.1
Repair Systems & Information Group	48.6	42.8
Financial Services	23.9	12.5
Segment operating earnings	147.8	124.0
Corporate	(26.4)	(24.2)
Operating earnings	$121.4	$99.8
Interest expense	(13.9)	(16.3)
Other income (expense) – net	(0.4)	0.8
Earnings before income taxes and equity earnings	$107.1	$84.3

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	March 31,	December 31,
	2012	2011

Assets
Cash and cash equivalents	$161.6	$185.6
Trade and other accounts receivable – net	463.1	463.5
Finance receivables – net	291.7	277.2
Contract receivables – net	48.2	49.7
Inventories – net	395.8	386.4
Deferred income tax assets	83.9	92.6
Prepaid expenses and other assets	90.3	75.7
Total current assets	1,534.6	1,530.7

Property and equipment – net	360.7	352.9
Deferred income tax assets	122.7	125.2
Long-term finance receivables – net	445.2	431.8
Long-term contract receivables – net	171.5	165.1
Goodwill	804.9	795.8
Other intangibles – net	188.4	188.3
Other assets	81.9	83.1
Total Assets	$3,709.9	$3,672.9

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$14.0	$16.2
Accounts payable	139.0	124.6
Accrued benefits	50.0	48.8
Accrued compensation	65.0	91.0
Franchisee deposits	48.4	47.3
Other accrued liabilities	249.5	255.9
Total current liabilities	565.9	583.8

Long-term debt	965.5	967.9
Deferred income tax liabilities	110.6	108.1
Retiree health care benefits	51.5	52.8
Pension liabilities	306.3	317.7
Other long-term liabilities	90.2	95.3
Total Liabilities	2,090.0	2,125.6

Shareholders' Equity
Shareholders' Equity attributable to Snap-on Inc.
Common stock	67.3	67.3
Additional paid-in capital	188.5	181.4
Retained earnings	1,894.6	1,843.7
Accumulated other comprehensive loss	(146.1)	(174.6)
Treasury stock at cost	(400.9)	(386.9)
Total Shareholders' Equity attributable to Snap-on Inc.	1,603.4	1,530.9
Noncontrolling interests	16.5	16.4
Total Shareholders' Equity	1,619.9	1,547.3
Total Liabilities and Shareholders' Equity	$3,709.9	$3,672.9

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Three Months Ended
	March 31,	April 2,
	2012	2011

Operating activities:
Net earnings	$73.0	$58.0
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	12.6	12.4
Amortization of other intangibles	6.4	5.9
Provision for losses on finance receivables	3.9	1.8
Provision for losses on non-finance receivables	2.8	5.7
Stock-based compensation expense	8.7	5.9
Excess tax benefits from stock-based compensation	(2.0)	(1.3)
Deferred income tax provision	13.4	3.6
Gain on sale of assets	(0.8)	-
Changes in operating assets and liabilities:
(Increase) decrease in trade and other accounts receivable	3.0	(9.5)
(Increase) decrease in contract receivables	(4.2)	(7.5)
(Increase) decrease in inventories	(4.1)	(29.3)
(Increase) decrease in prepaid and other assets	(20.4)	(11.5)
Increase (decrease) in accounts payable	15.0	(6.3)
Increase (decrease) in accruals and other liabilities	(42.3)	-
Net cash provided by operating activities	65.0	27.9

Investing activities:
Additions to finance receivables	(135.5)	(128.2)
Collections of finance receivables	106.1	86.8
Capital expenditures	(21.8)	(18.6)
Disposal of property and equipment	1.9	0.2
Net cash used by investing activities	(49.3)	(59.8)

Financing activities:
Proceeds from short-term borrowings	6.5	9.6
Repayments of short-term borrowings	(7.7)	(8.5)
Net increase (decrease) in other short-term borrowings	(1.0)	0.5
Purchase of treasury stock	(29.9)	(17.6)
Proceeds from stock purchase and option plans	13.3	11.8
Cash dividends paid	(20.1)	(18.9)
Excess tax benefits from stock-based compensation	2.0	1.3
Other	(3.6)	(2.1)
Net cash used by financing activities	(40.5)	(23.9)

Effect of exchange rate changes on cash and cash equivalents	0.8	0.9
Decrease in cash and cash equivalents	(24.0)	(54.9)

Cash and cash equivalents at beginning of year	185.6	572.2
Cash and cash equivalents at end of period	$161.6	$517.3

Supplemental cash flow disclosures:
Cash paid for interest	$(26.2)	$(24.1)
Net cash paid for income taxes	(6.9)	(8.7)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011

Net sales	$735.2	$693.7	$-	$-
Cost of goods sold	(387.5)	(363.1)	-	-
Gross profit	347.7	330.6	-	-
Operating expenses	(250.2)	(243.3)	-	-
Operating earnings before financial services	97.5	87.3	-	-

Financial services revenue	-	-	38.0	25.8
Financial services expenses	-	-	(14.1)	(13.3)
Operating earnings from financial services	-	-	23.9	12.5

Operating earnings	97.5	87.3	23.9	12.5
Interest expense	(13.6)	(16.0)	(0.3)	(0.3)
Intersegment interest income (expense) – net	9.8	7.8	(9.8)	(7.8)
Other income (expense) – net	(0.4)	0.8	-	-
Earnings before income taxes and equity earnings	93.3	79.9	13.8	4.4
Income tax expense	(30.1)	(25.7)	(5.1)	(1.5)
Earnings before equity earnings	63.2	54.2	8.7	2.9
Financial services – net earnings attributable to Snap-on Inc.	8.7	2.9	-	-
Equity earnings, net of tax	1.1	0.9	-	-
Net earnings	73.0	58.0	8.7	2.9
Net earnings attributable to noncontrolling interests	(2.0)	(1.8)	-	-
Net earnings attributable to Snap-on Inc.	$71.0	$56.2	$8.7	$2.9

*Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	March 31,	December 31,	March 31,	December 31,
	2012	2011	2012	2011

Assets
Cash and cash equivalents	$157.3	$181.1	$4.3	$4.5
Intersegment receivables	11.2	10.8	-	-
Trade and other accounts receivable – net	462.9	463.3	0.2	0.2
Finance receivables – net	-	-	291.7	277.2
Contract receivables – net	6.5	6.5	41.7	43.2
Inventories – net	395.8	386.4	-	-
Deferred income tax assets	72.8	90.0	11.1	2.6
Prepaid expenses and other assets	92.8	78.1	1.1	0.9
Total current assets	1,199.3	1,216.2	350.1	328.6

Property and equipment – net	358.6	351.9	2.1	1.0
Investment in Financial Services	151.3	142.0	-	-
Deferred income tax assets	122.6	119.8	0.1	5.4
Long-term finance receivables – net	-	-	445.2	431.8
Long-term contract receivables – net	9.4	9.1	162.1	156.0
Goodwill	804.9	795.8	-	-
Other intangibles – net	188.4	188.3	-	-
Other assets	82.7	83.7	1.0	1.0
Total Assets	$2,917.2	$2,906.8	$960.6	$923.8

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$14.0	$16.2	$-	$-
Accounts payable	138.9	124.0	0.1	0.6
Intersegment payables	-	-	11.2	10.8
Accrued benefits	50.0	48.8	-	-
Accrued compensation	63.8	87.1	1.2	3.9
Franchisee deposits	48.4	47.3	-	-
Other accrued liabilities	237.4	229.7	17.5	31.1
Total current liabilities	552.5	553.1	30.0	46.4

Long-term debt and intersegment long-term debt	208.9	257.6	756.6	710.3
Deferred income tax liabilities	108.8	108.0	1.8	0.1
Retiree health care benefits	51.5	52.8	-	-
Pension liabilities	306.3	317.7	-	-
Other long-term liabilities	69.3	70.3	20.9	25.0
Total Liabilities	1,297.3	1,359.5	809.3	781.8

Total Shareholders' Equity attributable to Snap-on Inc.	1,603.4	1,530.9	151.3	142.0
Noncontrolling interests	16.5	16.4	-	-
Total Shareholders' Equity	1,619.9	1,547.3	151.3	142.0
Total Liabilities and Shareholders' Equity	$2,917.2	$2,906.8	$960.6	$923.8

*Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561